Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-185440, 333-177004, 333-160527, 333-155441, and 333-148299) of SandRidge Energy, Inc., of our report dated March 30, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
March 30, 2016